UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2010

American Resource Technologies, Inc.

Kansas	0-12809	48-0846635
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

2351 W. Northwest Highway, #1203 Dallas, Texas  75220
(Address of principal executive offices)

(214) 705-3781
(Registrant's telephone number, including area code)

Item 5.  Other Events.

On November 1, 2010 the board accepted the resignation of M. H. McIlvain as director, executive vice president, and chief financial officer.  Mr. McIlvain cited the desire to pursue other business activities as his reason for the resignation.  The remaining board members appointed Pat Wilson to fill Mr. McIlvain’s unexpired position as director and executive vice president of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNED on this the 3rd day of November.

American Resource Technologies, Inc.

By:    /s/ B. Fred Oden, III
B. Fred Oden, III President